UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2005

Commission File Number: 0-23363

AMERICAN DENTAL PARTNERS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	04-3297858
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

American Dental Partners, Inc.

201 Edgewater Drive, Suite 285

Wakefield, Massachusetts 01880

(Address of principal executive offices, including zip code)

(781) 224-0880

(781) 224-4216 (fax)

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On February 22, 2005, American Dental Partners, Inc. entered into an amended and restated credit agreement arranged by KeyBank with Banknorth and Citizens Bank as participating banks. The amended credit agreement matures in February 2008 and has a maximum principal amount of $70,000,000. The amended credit agreement will be reduced to $65,000,000 in February 2007. Borrowings under the amended credit facility bear interest at either prime or LIBOR plus a margin, at our option. The margin is based upon our debt coverage ratio and ranges from 0.00% to 1.00% for prime borrowings and 1.00% to 2.00% for LIBOR borrowings. In addition, we pay a commitment fee which ranges from 0.25% to 0.50% of the average daily balance of the unused portion. A copy of the amended and restated credit agreement and related schedules are attached hereto as Exhibits 10.1, 10.2 and 10.3.

ITEM 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1	Amended and Restated Credit Agreement dated February 22, 2005 among American Dental Partners, Inc., the Lenders Named Herein and KeyBank National Association as Agent.

10.2	Amended and Restated Subsidiary Guaranty dated February 22, 2005 between the Subsidiaries of American Dental Partners, Inc. and KeyBank National Association.

10.3	Amended and Restated Pledge and Security Agreement dated February 22, 2005 between American Dental Partners, Inc. and its subsidiaries and KeyBank National Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN DENTAL PARTNERS, INC.

February 28, 2005	/s/ Breht T. Feigh
Breht T. Feigh Executive Vice President, Chief Financial Officer and Treasurer (principal financial officer)